Exhibit 10.1

TENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This TENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of April 18, 2022, by and among Tempus Labs, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of whom is referred to in this Agreement as an “Investor” and each of the stockholders listed on Schedule B hereto, each of whom is referred to in this Agreement as a “Common Holder.”

WHEREAS, the Company and certain of the Investors are parties to the Series G-3 Preferred Stock Purchase Agreement, of even date herewith (the “Series G-3 Purchase Agreement”), pursuant to which such Investors have agreed to purchase shares of the Series G-3 Preferred Stock of the Company, par value $0.0001 per share (“Series G-3 Preferred Stock”);

WHEREAS, certain of the Investors hold shares of Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B Preferred Stock of the Company, par value $0.0001 per share (“Series B Preferred Stock”), Series B-1 Preferred Stock of the Company, par value $0.0001 per share (“Series B-1 Preferred Stock”), Series B-2 Preferred Stock of the Company, par value $0.0001 per share (“Series B-2 Preferred Stock”), Series C Preferred Stock of the Company, par value $0.0001 per share (“Series C Preferred Stock”), Series D Preferred Stock of the Company, par value $0.0001 per share (“Series D Preferred Stock”), Series E Preferred Stock of the Company, par value $0.0001 per share (“Series E Preferred Stock”), Series F Preferred Stock of the Company, par value $0.0001 per share (“Series F Preferred Stock”), Series G Preferred Stock of the Company, par value $0.0001 per share (“Series G Preferred Stock”), Series G-2 Preferred Stock of the Company, par value $0.0001 per share (“Series G Preferred Stock”) and/or Voting Common Stock and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Ninth Amended and Restated Investors’ Rights Agreement dated as of November 19, 2020, by and among the parties thereto (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety with this Agreement; and

WHEREAS, the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holders to cause the Company to register shares of Voting Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by such Person or by one or more general partners or managing members of, or shares the same (or an affiliate of the same) management company, common investment management or investment adviser with, such Person.

1.2 “Baillie Gifford” means Baillie Gifford & Co., Baillie Gifford Overseas Limited and any successor or affiliated registered investment advisor to the Baillie Gifford Investors.

1.3 “Baillie Gifford Investors” means the Investors that are advisory clients of Baillie Gifford.

1.4 “Certificate” means the Company’s Tenth Amended and Restated Certificate of Incorporation, as filed with the Office of the Secretary of State of the State of Delaware on the date hereof, as may be amended from time to time.

1.5 “CFIUS Approval” means (i) the Company and the applicable Purchaser(s) shall have received written notice from CFIUS that review under Section 721 of the Defense Production Act of 1950 as amended by the Foreign Investment Risk Review Modernization Act of 2018, including implementing regulations thereof, 31 C.F.R. Parts 800 and 802 (the “DPA”), of the transactions contemplated hereby has been concluded, and CFIUS shall have determined that there are no unresolved national security concerns with respect to the transactions contemplated hereby, and advised that action under Section 721 of the DPA, and any investigation related thereto, has been concluded with respect to the transactions contemplated hereby; (ii) CFIUS shall have concluded that the transactions contemplated hereby are not covered transactions and are not subject to review under Section 721 of the DPA; or (iii) CFIUS shall have sent a report to the President of the United States (the “President”) requesting the President’s decision on the notice and either (1) the period under Section 721 of the DPA during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated hereby shall have expired without any such action being announced or taken or (2) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated hereby.

1.6 “Class A Common Stock” means shares of the Class A Common Stock, $0.0001 par value per share.

1.7 “Class B Common Stock” means shares of the Class B Common Stock, $0.0001 par value per share.

1.8 “Common Stock” means, collectively, the shares of the Company’s Voting Common Stock and the Nonvoting Common Stock.

1.9 “Damages” means any claim, loss, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such claim, loss, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.10 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.12 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or an Affiliate pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.13 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.15 “GAAP” means generally accepted accounting principles in the United States.

1.16 “Google” means Google LLC, a Delaware limited liability company, together with its subsidiaries and Affiliates.

1.17 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.18 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.19 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.20 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.21 “Lightbank” means, collectively, Innovation Group Investors, L.P., Lightbank Investments 1B, LLC, Gray Media, LLC, Blue Media, LLC, Keeks, LLC, Tempus Series B Investments, LLC, Tempus Series B-1 Investments, LLC, and Tempus Series B-2 Investments, LLC, Tempus Series C Investments, LLC, Tempus Series D Investments, LLC, Tempus Series E Investments, LLC and Tempus Series G Investments, LLC.

1.22 “Major Investor” means (i) any Investor or Common Holder that, individually or together with such Investor’s or Common Holder’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (ii) each T. Rowe Price Investor that holds any Registrable Securities, (iii) any Baillie Gifford Investor that holds any Registrable Securities, and (iv) each Neuberger Investor that continues to satisfy the Neuberger Rights Threshold.

1.23 “NEA” means, collectively, New Enterprise Associates 16, L.P. and any of its Affiliates.

1.24 “Neuberger” means Neuberger Berman Investment Advisers LLC and/or NB Alternatives Advisers LLC and any successor or affiliated registered investment advisor to the Neuberger Investors.

1.25 “Neuberger Investors” means Neuberger Berman Principal Strategies PRIMA Fund LP, Neuberger Berman Principal Strategies PRIMA Co-Invest Fund IV LP, PRIMA MLP Fund LP and any other Investors that are investment management or management advisory clients of Neuberger.

1.26 “Neuberger Rights Threshold” means, with respect to each Neuberger Investor that such Neuberger Investor continues to hold all of the shares of Preferred Stock initially purchased by such Neuberger Investor or shares of capital stock issued upon conversion of such shares of Preferred Stock (such number subject to appropriate adjustment in the event of any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.27 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.28 “Nonvoting Common Stock” means the shares of the Company’s Nonvoting Common Stock, $0.0001 par value per share.

1.29 “Novo” means Novo Holdings A/S and any of its Affiliates.

1.30 “Novo Side Letter” means that certain letter agreement dated May 29, 2019, by and among the Company, Novo and the Founder Stockholders (as defined therein), a copy of which is attached hereto as Exhibit A.

1.31 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.32 “Preferred Stock” means, collectively, the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock.

1.33 “Registrable Securities” means (a) the Voting Common Stock, (b) the Voting Common Stock issuable or issued upon conversion of the Preferred Stock, (c) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired or held by the Investors or the Common Holders; and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) or (b) above; excluding in all cases, however, (i) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, (ii) excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement, and (iii) Voting Common Stock that has been converted from Nonvoting Common Stock and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Voting Common Stock.

1.34 “Registrable Securities Then Outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.35 “Required Approvals” means all consents, approvals, clearances or other authorizations of, and expiration of waiting periods required by, any governmental authorities required under applicable laws, including the CFIUS Approval.

1.36 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.37 “Revolution” means, collectively, Revolution Growth III, LP and any of its Affiliates.

1.38 “SEC” means the Securities and Exchange Commission.

1.39 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.40 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.41 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.42 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.43 “T. Rowe Price” means T. Rowe Price Associates, Inc. and any successor or affiliated registered investment advisor to the T. Rowe Price Investors.

1.44 “T. Rowe Price Investors” means the Investors that are advisory clients of T. Rowe Price.

1.45 “Voting Common Stock” means shares of the Class A Common Stock and Class B Common Stock.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority of the Registrable Securities Then Outstanding that the Company file a Form S-1 registration statement with respect to all or any portion of their Registrable Securities if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities Then Outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90)-day period other than pursuant to any Excluded Registrations.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration or file any registration statement pursuant to Section 2.1(a) (i) during the period commencing on the date that that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).

(e) The Company shall not be obligated to effect, or to take any action to effect, any registration or file any registration statement pursuant to Section 2.1(b) (i) during the period commencing on the date that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12)- month period immediately preceding the date of such request; or (iii) if the Company has effected a registration pursuant to Section 2.1(b) within the six (6)-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(e) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(e) except as provided in Section 2.6.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in a registration relating to a demand pursuant to Section 2.1 or an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into and perform their obligations under an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities comprised of shares of Common Stock issued or issuable upon conversion of the Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock included in the offering be reduced unless all other securities ranking junior to the Series G-3 Preferred Stock, Series G-2 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in respect of liquidation preferences (other than securities to be sold by the Company) are first entirely excluded from the offering, or (iii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders (other than fees and dissbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling

Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder and the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included in a given registration and (ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 (A) shall apply only to the IPO, (B) shall not apply to shares of Common Stock acquired in the IPO or in the open market following the IPO, (C) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and (D) shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. If any of the obligations described in this Section 2.11 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder, subject, in the case of an underwritten offering, to any applicable cut-back priority rights set forth in this Agreement.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop- transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder shall cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A TENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of (a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate, (b) such time after the consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)) and such Holder holds less than one percent (1%) of the outstanding capital stock of the Company and (c) the fifth anniversary of the consummation of the IPO (or such later date that is one hundred eighty (180) days following the expiration of all deferrals of the Company’s obligations pursuant to Section 2 that remain in effect as of the fifth anniversary of the consummation of the IPO).

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (provided, that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company; provided, further, that none of NEA, Revolution, any T. Rowe Price Investor, any Baillie Gifford Investor or any Neuberger Investor shall be deemed a competitor for purposes of this Agreement solely due to an investment in a portfolio company that is a competitor of the Company; and provided, further, that Google LLC shall not be deemed a competitor of the Company):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP (except that such financial statements may not contain all notes thereto that may be required in accordance with GAAP), which financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each fiscal year of the Company, a detailed capitalization table of the Company as of the end of such fiscal quarter; and

(d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Major Investor may from time to time reasonably request, provided that the Company shall not be obligated under this Section 3.1(c) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to promptly respond, to reasonable requests for information made on behalf of any T. Rowe Price Investor or any Baillie Gifford Investor relating to (i) accounting or securities law matters required in connection with its audit or (ii) the actual holdings of the T. Rowe Price Investor or any Baillie Gifford Investor, respectively, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with a confidentiality obligation of the Company. On or immediately prior to the effectiveness of the IPO, the Company shall provide each T. Rowe Price Investor and each Baillie Gifford Investor written confirmation of its equity holdings in the Company (on an as-converted basis).

Notwithstanding anything to the contrary contained in this Agreement, the Company and the Baillie Gifford Investors acknowledge and agree that, absent all Required Approvals, the Baillie Gifford Investors shall not request or obtain and Company shall not grant: (i) control (as defined in 31 C.F.R. § 800.208) of the Company; (ii) access to any material nonpublic technical information (as defined in 31 C.F.R. § 800.232) in the possession of the Company (which shall not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture Company products or services, including processes, techniques, or methods; or (iii) any involvement (other than through voting of shares) in substantive decision making of the Company regarding the use, development, acquisition, or release of any of the Company’s critical technologies (as defined in 31 C.F.R. § 800.215).

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights.

(a) For so long as the T. Rowe Price Investors own any shares of Preferred Stock or shares of capital stock issued upon conversion of such Preferred Stock, the Company shall give the T. Rowe Price Investors copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that all information so provided shall be subject to Section 3.5; and provided further, that the Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the T. Rowe Price Investors.

(b) For so long as a Neuberger Investor satisfies the Neuberger Rights Threshold but ceasing when the Company engages legal counsel to prepare a registration statement on Form S-1 for its IPO, the Company shall give such Neuberger Investor copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that all information so provided shall be subject to Section 3.5; and provided further, that the Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such Neuberger Investor.

3.4 Termination of Information Rights. The covenants set forth in Section 3.1, Section 3.2 and Section 3.3 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (c) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first; provided, that with respect to clause (c), the covenants set forth in Section 3.1 shall only terminate if the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities unless the Investors receive financial information from the acquiring company or other successor to the Company comparable to those set forth in Section 3.1.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any Affiliate, partner, partner of a partner, member, director, officer stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, court order or an applicable governmental or regulatory body, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, a T. Rowe Price Investor, a Baillie Gifford Investor or a Neuberger Investor may identify the Company and the value of such T. Rowe Price Investor’s, Baillie Gifford Investor’s or Neuberger Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies and respond to examinations, demands, requests or reporting requirements of a regulatory authority without prior notice to or consent from the Company.

The Company understands and acknowledges that in the regular course of a T. Rowe Price Investor’s and a Baillie Gifford Investor’s such T. Rowe Price Investor or Baillie Gifford Investor may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before providing material non- public information about a Public Company (“Public Company Information”) to a T. Rowe Price Investor or a Baillie Gifford Investor, the Company will use commercially reasonable efforts to provide prior written notice to the following compliance personnel at such T. Rowe Price Investor or such Baillie Gifford Investor, respectively, describing such information in reasonable detail:

For a T. Rowe Price Investor:

[***]

For a Baillie Gifford Investor:

To the address set forth on Schedule A hereto.

The Company shall not disclose Public Company Information to any T. Rowe Price Investor or Baillie Gifford Investor without written authorization from the applicable compliance personnel listed above, provided, however, that, the Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. Each Major Investor shall be entitled to apportion among itself and its Affiliates the right of first offer hereby granted to it in such proportions as it deems appropriate; provided, that the parties acknowledge and agree that each of Blue Media, LLC, Gray Media, LLC and Keeks, LLC have assigned a portion of their respective rights of first offer hereunder to Novo in accordance with and subject to the terms of Section 4(a) of the Novo Side Letter.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the shares of Common Stock (assuming the conversion, exercise and exchange of all Derivative Securities then held by such Major Investor) then held by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion, exercise and/or exchange, as applicable, of all Preferred Stock and other Derivative Securities then outstanding) (“Pro Rata Portion”). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur on or before the later of one hundred twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the thirty (30) day period provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors and the Common Holders in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate), (ii) shares of Common Stock issued in the IPO and (iii) the issuance of shares of Series G-3 Preferred Stock to Additional Purchasers pursuant to Section 1.3 of the Series G-3 Purchase Agreement.

4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

5. Additional Covenants.

5.1 Employee Agreements. The Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement, which will provide that such person (i) except as limited by applicable law, is either an at-will employee or a consultant of the Company, as the case may be, (ii) will maintain all proprietary information of the Company in confidence, (iii) will assign to the Company all inventions created by such person as an employee or consultant during the term of such person’s employment with or service to the Company, and (iv) will not disclose any information related to the Company’s workforce and will not solicit any employees from the Company for a period of twelve months should such person’s employment with or service to the Company be terminated for any reason.

5.2 Employee Stock. All grants of options to purchase capital stock, awards of shares of capital stock and grants of other equity incentive awards to the employees and consultants of the Company after the date hereof shall be approved by the Board of Directors. Unless otherwise approved by the Board of Directors, all employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty- six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the consummation of the IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.3 Board Matters. Unless otherwise determined by the vote of a majority of the non-employee directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse all non-employee directors for their actual and reasonable out-of-pocket travel and other expenses incurred in attending meetings of the Board or any committee thereof.

5.4 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate, or elsewhere, as the case may be.

5.5 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.6 Right to Conduct Activities. The Company hereby agrees and acknowledges that Lightbank, NEA, Revolution, the T. Rowe Price Investors, the Baillie Gifford Investors, the Neuberger Investors and Google LLC invest in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Lightbank, NEA, Revolution, the T. Rowe Price Investors, the Baillie Gifford Investors, the Neuberger Investors and Google LLC shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment or acquisition by Lightbank, NEA, Revolution, the T. Rowe Price Investors, the Baillie Gifford Investors, the Neuberger Investors, Google LLC or any of their respective Affiliates, in any entity competitive with the Company, or (ii) actions taken by any director, officer, stockholder or other representative of Lightbank, NEA, Revolution, the T. Rowe Price Investors, the Baillie Gifford Investors, the Neuberger Investors and Google LLC or any of their respective Affiliates, to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.7 Insurance. The Company shall use its commercially reasonable efforts to maintain Directors and Officers liability insurance from a financially sound and reputable insurer in an amount and on terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors determines that such insurance should be discontinued. In addition, in the event that the Board of Directors determines that the Company should obtain term “key- person” insurance on Eric Lefkofsky, the Company shall use its commercially reasonable efforts to obtain and maintain such insurance from a financially sound and reputable insurer in an amount and on terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors, determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors.

5.8 FIRPTA Compliance. The Company shall provide prompt notice to NEA following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA made at reasonable intervals, the Company shall provide NEA with a written statement informing NEA whether NEA’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of

Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA shall be delivered to NEA within 10 days of NEA’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

5.9 Matters Requiring Investor Director Approval. So long as the holders of Series C Preferred Stock are entitled to elect a Series C Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, enter into or be a party to any transaction with any director, officer, or Affiliate of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Purchase Agreement, and transactions entered into in the ordinary course of business pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms approved by a majority of the disinterested members of the Board of Directors.

5.10 Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.4 through 5.8, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner or member of a Holder, (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or (c) after such transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) or, if less, all of the Registrable Securities held by such Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

6.5 Notices; Consent to Electronic Notice.

(a) All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; provided, however, that no notice by the Company sent by facsimile only shall be deemed effective or delivered to the Baillie Gifford Investors or Google LLC, regardless of confirmation or receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Cooley, LLP, 110 North Wacker Drive, 42nd Floor, Chicago, IL 60606, Attn: Richard E. Ginsberg (rginsberg@cooley.com).

(b) Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number as on the books of the Company; provided, however, that no notice by the Company sent by facsimile only shall be deemed effective or delivered to the Baillie Gifford Investors or Google LLC, regardless of confirmation or receipt. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers.

(a) Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the Common Holders and the Investors then holding a majority of the Voting Common Stock and Preferred Stock (voting together as a single class as measured on the basis of voting power set forth in the Restated Certificate), (iii) the Investors then holding a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, and Series B-2 Preferred Stock, voting together as a single class as measured on the basis of voting power set forth in this Restated Certificate, if such amendment, modification, termination or waiver would adversely affect the powers, preferences or rights of such series of Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of such series of Preferred Stock held by such Investor, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of such series of Preferred Stock held by such holders, shall not be deemed to adversely affect the rights or obligations of such holders), (iv) the Investors then holding at least sixty percent (60%) of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series C Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series C Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series C Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors), (v) the Investors then holding at least sixty percent (60%) of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series D Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series D Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series D Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors), (vi) the Investors then holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series E Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series E Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series E Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors), (vii) the Investors then holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series F Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series F Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series F Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series F Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors), (viii) the Investors then holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series G Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series G Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series G Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series G Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors), (ix) the Investors then holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series G-2 Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series G-2 Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series G-2 Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series G-2 Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors) and (x) the Investors then holding a majority of the shares of Common Stock issued or issuable upon conversion of the Series G-3 Preferred Stock, voting as a separate class, if such amendment, modification, termination or waiver would adversely affect the rights or obligations of the Investors holding Common Stock issued or issuable upon conversion of the Series G-3 Preferred Stock set forth herein (provided, that for the avoidance of doubt, the creation, authorization or issuance of any shares of preferred stock with rights senior to or pari passu with the powers, preferences or rights of the Series G-3 Preferred Stock held by such Investors, or the granting to purchasers of such shares rights senior to or pari passu with the powers, preferences or rights of the Series G-3 Preferred Stock held by such Investors, shall not be deemed to adversely affect the rights or obligations of such Investors); provided, that (i) Sections 2.11, 3.1, 3.3 and 3.4 shall not be modified, supplemented, amended or waived, in whole or in part, (A) in a manner that adversely affects the T. Rowe Price Investors, without the prior written consent of the T. Rowe Price Investors holding a majority of the Registable Securities held by all T. Rowe Price Investors or (B) in a manner that adversely affects the Baillie Gifford Investors, without the prior written consent of the Baillie Gifford Investors holding a majority of the Registable Securities held by all Baillie Gifford Investors, (ii) Sections 3.1, 3.3 and 3.4 shall not be modified, supplemented, amended or waived, in whole or in part, in a manner that adversely affects the Neuberger Investors, without the prior written consent of the Neuberger Investors holding a majority of the Registable Securities held by all Neuberger Investors, and (iii) the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, the provisions of Section 4.1 may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the Preferred Stock then outstanding and held by the Major Investors (it being agreed that a waiver of the provisions of Section 4.1 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, that the proviso in the second sentence of Section 4.1 shall not be modified, supplemented, amended or waived, in whole or in part, without the prior written consent of Novo. Notwithstanding anything to the contrary herein, no amendment or waiver that adversely affects any Investor in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights or obligations of the other Investors holding the same series of Preferred Stock shall be effective against such Investor without such Investor’s prior written consent.

(b) The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has executed such consent or instrument or otherwise consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior written agreements, arrangements, communications and understandings, and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof, including without limitation, the Prior Agreement.

6.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of any United States District Court in the state of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or any United States District Court in the state of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.14 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of a majority of the Registrable Securities (as defined in the Prior Agreement), regardless of whether any other party has executed this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series G-3 Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

TEMPUS LABS, INC.

By:	/s/ Ryan Fukushima
Name:	Ryan Fukushima
Title:	Chief Operating Officer

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC

Executed for and on behalf of Scottish Mortgage Investment Trust plc, acting through its agent, Baillie Gifford & Co

By:	/s/ Tom Slater
Name:	Tom Slater
Title: Partner of Baillie Gifford & Co.

THE SCHIEHALLION FUND LIMITED

Executed for and on behalf of The Schiehallion Fund Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Tom Slater
Name:	Tom Slater
Title:	Authorised Signatory of Baillie Gifford Overseas Limited

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA FUND LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA CO-INVEST FUND IV LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BLUE MEDIA, LLC

By:	/s/ Eric Lefkofsky
Name:	Eric Lefkofsky Title: Manager
Title:	Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

JAMES AND WENDY ABRAMS, AS JOINT TENANTS

By:	/s/ James Abrams
Name:	James Abrams

By:	/s/ Wendy Abrams
Name:	Wendy Abrams

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INNOVATION GROUP INVESTORS, L.P.
– 2011 SERIES

By: Innovation Group, LLC, its General Partner

By:	/s/ Eric Lefkofsky
Name:	Eric Lefkofsky Title: Manager
Title:	Manager

LIGHTBANK INVESTMENTS 1B, LLC

By: Lightbank, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name:	Eric Lefkofsky Title: Manager
Title:	Manager

INNOVATION GROUP INVESTORS, L.P.
– SERIES 1B

By: Innovation Group, LLC, its General Partner

By:	/s/ Eric Lefkofsky
Name:	Eric Lefkofsky Title: Manager
Title:	Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TEMPUS SERIES A INVESTMENTS, LLC
By: Lightbank, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky
Title: Manager

TEMPUS SERIES B INVESTMENTS, LLC
By: Lightbank, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

TEMPUS SERIES B-1 INVESTMENTS, LLC
By: Lightbank, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

TEMPUS SERIES B-2 INVESTMENTS, LLC
By: Blue Media, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

TEMPUS SERIES C INVESTMENTS, LLC
By: Blue Media, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

TEMPUS SERIES D INVESTMENTS, LLC
By: Blue Media, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

TEMPUS SERIES E INVESTMENTS, LLC
By: Blue Media, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

TEMPUS SERIES G INVESTMENTS, LLC
By: Blue Media, LLC, its Manager

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMMON HOLDERS:

GRAY MEDIA, LLC

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

BLUE MEDIA, LLC

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky Title: Manager

SIGNATURE PAGE TO TENTH AMENDED & RESTATED INVESTORS’ RIGHTS AGREEMENT (TEMPUS LABS, INC.)

SCHEDULE A

Investors

Blue Media, LLC

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Eric Lefkofsky

Innovation Group Investors, L.P. – Series 2011

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Lightbank Investments 1B, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Innovation Group Investors, L.P. – Series 1B

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Highland Alternative III, LLC

GCM Progress, LLC

c/o Grosvenor Holdings, LLC

900 North Michigan Avenue

Suite 1100

Chicago, IL 60611

Attention:	Michael Sacks/Adam Pollock

James and Wendy Abrams

Schedule A-1

Tempus Series A Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn: Mike Mauceri

Tempus Series B Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Tempus Series B-1 Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Tempus Series B-2 Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Tempus Series C Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Tempus Series D Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Tempus Series E Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn:	Mike Mauceri

Schedule A-2

Tempus Series G Investments, LLC

c/o Lightbank

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn: Mike Mauceri

New Enterprise Associates 16, L.P.

1954 Greenspring Drive

Suite 600

Timonium, Maryland 21093

Attention:	General Counsel

NEA Ventures 2017, L.P.

1954 Greenspring Drive

Suite 600

Timonium, Maryland 21093

Attention:	General Counsel

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds - TD Health Sciences Fund

VALIC Company I - Science & Technology Fund

T. Rowe Price Health Sciences Portfolio

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn:	Andrew Baek, Vice President

Revolution Growth III, LP

1717 Rhode Island Ave. NW

Suite 1000

Washington, D.C. 20036

Attention:	General Counsel

Praxitela Ventures LLC

751 Laurel Street, No. 717

San Carlos, California 94070

Attention: Barbara S. Hager

SFT Private Equity LLC (2016) SCT 2018 LLC

John G. Searle Charitable Trusts Partnership

Schedule A-3

Frances C. Searle Charitable Trusts Partnership

KTC Alternatives Fund IV LLC

KTC Alternatives Fund V LLC

c/o Kinship Trust Company, LLC

225 West Washington, 28th Floor

Chicago, Illinois 60606

Attn: Chris Lucchetti

Scottish Mortgage Investment Trust plc

The Schiehallion Fund Limited

c/o Baillie Gifford & Co.

Calton Square, 1 Greenside Row

Edinburgh EH1 3AN

Scotland, the United Kingdom

Teacher Retirement System of Texas, a public pension fund and entity of the State of Texas

1000 Red River Street

Austin, Texas 78701-2698

Novo Holdings A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

Attention: Robert Ghenchev

Franklin Strategic Series – Franklin Growth Opportunities Fund

Franklin Templeton Investment Funds – Franklin U.S. Opportunities Fund

Franklin Templeton Investment Funds – Franklin Technology Fund

One Franklin Parkway, Building 920

San Mateo, California 94403

RFG-Sunflower LLC

c/o RFG Financial Group, Inc.

1250 Fourth Street, 5th Floor

Santa Monica, CA 90401

RFG-Hazel LLC

c/o RFG Financial Group, Inc.

1250 Fourth Street, 5th Floor

Santa Monica, CA 90401

Google LLC

1600 Amphitheatre Parkway

Mountain View, California 94043

Attention:

Schedule A-4

Neuberger Berman Principal Strategies PRIMA Fund LP

Neuberger Berman Principal Strategies PRIMA Co-Invest Fund IV LP

PRIMA MLP Fund LP

190 S. LaSalle Street

24th Floor

Chicago, Illinois 60603

Schedule A-5

SCHEDULE B

Common Holders

Gray Media, LLC

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn: Eric Lefkofsky

Blue Media, LLC

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn: Eric Lefkofsky

Keeks, LLC

600 West Chicago Avenue

Suite 510

Chicago, IL 60654

Attn: Brad Keywell

RFG-Sunflower LLC

c/o RFG Financial Group, Inc.

1250 Fourth Street, 5th Floor

Santa Monica, CA 90401

RFG-Hazel LLC

c/o RFG Financial Group, Inc.

1250 Fourth Street, 5th Floor

Santa Monica, CA 90401

Schedule B-1

Exhibit A

Novo Side Letter